Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2007 relating to the financial statements of EverQ GmbH as of December 31, 2006 and for the period from December 20, 2006 to December 31, 2006, which appears in Evergreen Solar, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2008. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
April 24, 2009
Leipzig, Germany

/s/ PricewaterhouseCoopers Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft